Exhibit V

EIB Group

Reconciliation of the Consolidated Financial Statements of the EIB Group as at 31 December 2011 prepared in accordance with EUGAAP and IFRS

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION

CONSOLIDATED BALANCE SHEET AS AT 31 DECEMBER 2011 (in EUR ‘000)

		EU Accounting Directives		Adjustment		IFRS
ASSETS			31/12/2011		Ref.		31/12/2011
1.	Cash in hand, balances with central banks and post office banks		427 463	0			427 463

2.	Treasury bills and other bills eligible for refinancing with central banks
		14 775 669		129 556	A, B.1	14 905 225
			14 775 669				14 905 225

3.	Loans and advances to credit institutions
	a) repayable on demand	963 843		0		963 843
	b) other loans and advances	40 113 199		- 463 251	B.1, B.2	39 649 948
	c) loans	133 861 282		1 197 309	B.1, B.2	135 058 591
			174 938 324				175 672 382

4.	Loans and advances to customers
	a) loans	249 726 477		8 067 578	B.1, B.2	257 794 055
	b) impairment on loans and advances, net of reversals	- 192 790		0		- 192 790
			249 533 687				257 601 265

5.	Debt securities including fixed-income securities
	a) issued by public bodies	1 302 779		13 382	A	1 316 161
	b) issued by other borrowers	9 063 121		15 150	A	9 078 271
			10 365 900				10 394 432

6.	Shares and other variable-yield securities		2 086 830	529 316	A		2 616 146

7.	Derivative assets			49 538 133	B.1		49 538 133

8.	Property, furniture and equipment		308 495	- 2 863	C		305 632

9.	Investment property		0	2 863	C		2 863

10.	Intangible assets		10 402	0			10 402

11.	Other assets		123 890	- 1			123 889

12.	Prepayments		19 911 923	- 19 864 095	A, B.2, B.3		47 828

	TOTAL ASSETS		472 482 583				511 645 660

LIABILITIES AND EQUITY			31/12/2011		Ref.		31/12/2011
1.	Amounts owed to credit institutions
	a) repayable on demand	10 969 469		4 559		10 974 028
	b) with agreed maturity dates or periods of notice	1 724 882		- 1 571 146	B.3	153 736
			12 694 351				11 127 764

2.	Amounts owed to customers
	a) repayable on demand	1 630 569		1		1 630 570
	b) with agreed maturity dates or periods of notice	960 037		581	B.3	960 618
			2 590 606				2 591 188

3.	Debts evidenced by certificates
	a) debt securities in issue	376 154 543		28 683 584	B.3	404 838 127
	b) others	25 281 246		777 459	B.3	26 058 705
			401 435 789				430 896 832

4.	Derivatives liabilities			19 419 314	B.1		19 419 314

5.	Other liabilities		528 755	290 403	B.2, E		819 158

6.	Accruals and deferred income		10 532 422	- 10 376 742	A, B.2, B.3		155 680

7.	Provisions
	a) pension plans and health insurance scheme	1 617 456		- 155 623	D	1 461 833
	b) provisions for guarantees issued	161 867		0		161 867
	c) provision for commitment on investment funds	8 026		0		8 026
			1 787 349				1 631 726

	TOTAL LIABILITIES		429 569 272				466 641 662

8.	Capital
	- Subscribed	232 392 989		0		232 392 989
	- Uncalled	- 220 773 340		0		- 220 773 340
			11 619 649				11 619 649

9.	Consolidated reserves
	a) reserve fund	20 972 343		0		20 972 343
	b) additional reserves	1 278 874		326 546	A, B, G	1 605 420
	c) fair value reserve			613 918	A	613 918
	d) special activities reserve	4 108 940		0		4 108 940
	e) general loan reserve	2 340 863		0		2 340 863
			28 701 020				29 641 484

10.	Profit for the financial year attributable to the equity holders of the Bank				A, B.1, B.2,
			2 267 878	1 474 987	B.3		3 742 865

11.	Equity attributable to minority interest		324 764	- 324 764	E		0

	TOTAL EQUITY		42 913 311				45 003 998

	TOTAL LIABILITIES AND EQUITY		472 482 583				511 645 660

Consolidated income statement for the year ended 31 December 2011 (in EUR ‘000)

		EU Accounting Directives		Adjustment		IFRS
			2011		Ref.		2011
1.	Interest and similar income		24 946 788	- 42 096	A, B.2		24 904 692

2.	Interest expense and similar charges		- 22 038 846	- 105 475	A, B.3		- 22 144 321

3.	Income from shares and other variable-yield securities		27 721	0			27 721

4.	Fee and commission income		268 208	0			268 208

5.	Fee and commission expense		- 276	0			- 276

6.	Result on financial operations				A, B.1, B.2, B.3
			- 189 175	1 683 667			1 494 492

7.	Other operating income		9 189	0			9 189

8.	Other operating expense			- 50 000	F		- 50 000

9.	Change in impairment on loans and advances and provisions for guarantees, net of reversals		- 159 214	- 4 500	G		- 163 714

10.	Change in impairment on shares and other variable yield securities, net of reversals
			0	- 57 576	A		- 57 576

11.	General administrative expenses
	a) staff costs	- 399 260				- 381 743
	b) other administrative expenses	- 134 392				- 134 209
			- 533 652	17 700	D		- 515 952

12.	Depreciation and amortisation: property, furniture and equipment, investment property and intangible assets
	a) Property, furniture and equipment	- 24 882		161	C	- 24 721
	b) Investment property			- 161	C	- 161
	c) Intangible assets	- 4 716		0		- 4 716
			- 29 598				- 29 598

13.	Extraordinary charges		- 50 000	50 000	F		0

14.	Profit for the financial year		2 251 145				3 742 865

15.	Profit attributable to minority interest		16 733	- 16 733	E		0

16.	Profit attributable to equity holders of the Bank		2 267 878				3 742 865

Valuation and income recognition differences between IFRS and EU Accounting Directives

A                                       Financial assets classified as available-for-sale

Under EU Accounting Directives, available for sale instruments are recorded at the lower of acquisition price or market value. The value adjustments are reported under “Net loss on financial operations” in the profit and loss for the period in which they are made.

Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, available for sale instruments are carried at fair value with changes in fair value reflected directly in equity.

Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

Accrued interest is reported on the balance sheet within the balance of the instrument to which it relates.

B                                       Financial assets and liabilities designated at fair value through profit or loss

1                                         Derivative assets and liabilities

Under EU Accounting Directives, derivative assets and liabilities are not recognised on the balance sheet. They are carried off balance sheet at nominal amount.

Under IFRS, derivative assets and liabilities are recognised on balance sheet and carried at their replacement values.

Changes in fair values of derivatives are recognised in the profit and loss.

2                                         Loans and advances

Under EU Accounting Directives, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS certain loans are classified on initial recognition as “fair value loans” and valued at fair value through profit or loss. Accrued interest is reported on the balance sheet within the balance of the asset to which it relates.

Payments due are reclassified from other debtors to the loan balance to which they relate.

3                                         Borrowings

Under EU Accounting Directives, borrowings are recorded at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, EIB applies the fair value option to a significant portion of its issued debt. Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

C                                       Investment property

This category is not used under EU Accounting Directives. Assets in this category under IFRS are reported in the “Tangible Assets” category under EU Accounting Directives. Under IFRS, assets in this category are held under the historical cost model.

D                                       Pension funds

Under EU Accounting Directives, any actuarial deficits result in an additional specific pension plan provision.

Under IFRS, the corridor approach is adopted, resulting in a proportion only of the actuarial losses being recognised in the period.

E                                         Minority interest adjustment

EIB granted a put option to the minority shareholders on their entire holding of the subsidiary.

Under EU Accounting Directives, this put option does not influence the accounting treatment of minority interest on consolidation.

Under IFRS, the put option results in the non-controlling interest balance being classified as liability rather than equity.

The non-controlling interest in the IFRS profit for the year is therefore included in the interest expense for the year.

F                                         Extraordinary charges

Under IFRS, extraordinary charges are not allowed. The balance is reclassified into Change in impairment on loans and advances and provisions for guarantees, net of reversals.

G                                       Credit loss expense

Additional loan provision recognised in the past under EU Accounting Directives. This year loan provisions brought in line under EU Accounting Directives and IFRS and hence this reduction in provision under IFRS reversed through P&L.